FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

This Fourth Amendment (this "Amendment") to the Participation Agreement is hereby executed as of April 10, 2013, by and among PRINCIPAL LIFE INSURANCE COMPANY ("PLIC"), PRINCIPAL NATIONAL LIFE INSURANCE COMPANY ("PNL") (PUC and PNL are collectively referred to as the "Company"), on the Company's own behalf and on behalf of the segregated asset accounts of the Company designated in Schedule A, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually a "Fund" and collectively, the "Funds"), DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS SCUDDER DISTRIBUTORS, INC.) (the "Underwriter"), and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the "Adviser").

WHEREAS, the Company, the Funds, the Underwriter and the Adviser (the "Parties") entered into a Participation Agreement dated December 1, 2007 (the "Participation Agreement"); and

WHEREAS, the Parties now wish to amend the Participation Agreement as provided herein.

NOW, THEREFORE, the Parties agree as follows:

Schedule A. Schedule A to the Participation Agreement is hereby amended in its entirety and replaced by the new Schedule A, which is attached to this Amendment and incorporated herein by this reference.

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Participation Agreement. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. All other terms and provisions of the Participation Agreement shall remain in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Printed: Sara Wiener
Title: Director - Life Product Mgmt

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Printed: Sara Wiener
Title: Director - Life Product Mgmt

DWS VARIABLE SERIES I

By: /s/W. Douglas Beck
Printed: W. Douglas Beck
Title: Managing Director

DWS VARIABLE SERIES II

By: /s/W. Douglas Beck
Printed: W. Douglas Beck
Title: Managing Director

DWS INVESTMENT VIT FUNDS

By: /s/W. Douglas Beck
Printed: W. Douglas Beck
Title: Managing Director

DWS INVESTMENTS DISTRIBUTORS,
INC.

By: /s/Michael J. Woods
Printed: Michael J. Woods
Title: CEO

By: /s/W. Douglas Beck
Printed: W. Douglas Beck
Title: Managing Director

DEUTSCHE INVESTMENT
MANAGEMENT AMERICAS INC.

By: /s/Michael J. Woods
Printed: Michael J. Woods
Title: CEO

By: /s/[Illegible]
Printed: [Illegible]
Title:

ACKNOWLEDGED AND AGREED AS TO
SECTION 5.4 ONLY

PRINCOR FINANCIAL SERVICES CORPORATION
(a registered securities broker-dealer and affiliate of Principal Life Insurance Company)

By: /s/Mike Beer
Name: Mike Beer
Title: President Broker Dealer Operations

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors

Principal Life Insurance Company Separate Account B was established under Iowa law on
January 20, 1970.

Principal Life Insurance Company Variable Life Separate Account was established under Iowa law on November 2, 1987.

Principal National Life Insurance Company Variable Life Separate Account was established under Iowa law on November 28, 2007.

Contracts Funded by Principal Life Insurance Company Separate Accounts

Principal Benefit Variable Universal Life Principal Benefit Variable Universal Life II Principal Executive Variable Universal Life Principal Executive Variable Universal Life II Principal Flexible Variable Life
Principal Survivorship Flexible Premium Variable Universal Life
Principal Variable Universal Life Accumulator Principal Variable Universal Life Accumulator II Principal Variable Universal Life Income Principal Variable Universal Life Income II Prinflex Life
Principal Investment Plus Variable Annuity
Principal Variable Annuity

Contracts Funded by Principal Life Insurance Company Separate Accounts

Principal Variable Universal Life Income III